NEWS RELEASE
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                                                      CONTACT:  Tom Armstrong or
                                                                Kevin McDermed
                                                                913 367 2121
                                                                OTCBB:AHNC:OB

                          ATCHISON CASTING CORPORATION
              ANNOUNCES DELOITTE'S WITHDRAWAL OF MOST RECENT REPORT

     Atchison, Kansas - October 10, 2002 - Atchison Casting Corporation
("ACC") (OTCBB:AHNC.OB) today announced that on October 9, 2002 its former auditor, Deloitte & Touche LLP ("Deloitte"), notified the Company that
Deloitte's report dated September 28, 2001 on the consolidated financial statements of ACC and its subsidiaries as of June 30, 2001 and 2000 and for each of the three years in the period ended June 30, 2001 should no longer be relied upon or associated with those consolidated financial statements. Deloitte had issued an unqualified opinion in connection with its audit of ACC's financial statements for such years, except for a going concern modification related to fiscal year 2001.

     Deloitte indicated that such report was being withdrawn because information had come to its attention which, had it been known to Deloitte at the date of the report, would have affected Deloitte's report.

     As previously announced, ACC dismissed Deloitte as its auditor on April 16,
2002. On July 26, 2002, ACC filed a complaint against Deloitte in Philadelphia
County, Pennsylvania for negligence, professional malpractice, negligent misrepresentation and breach of contract. ACC believes that Deloitte breached its duties to perform audit and consulting services by failing to act with reasonable and ordinary care, with the ordinary skill and diligence of the accounting profession, and in conformity with professional standards such as
Generally Accepted Auditing Standards and Generally Accepted Accounting
Principles. Deloitte filed a counterclaim against ACC on September 13, 2002 alleging that ACC was aware of information related to improper activities of certain employees in Pennsylvania and failed to disclose such information to
Deloitte. On September 24, 2002, Deloitte filed a third party claim against certain officers and employees of ACC and others alleging, among other things, that such officers and employees withheld material information in connection with such improper activities. The Company believes that Deloitte's claims against it and ACC's officers and employees have no merit and will vigorously defend itself.

     Management believes that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of June 30, 2001

                          ATCHISON CASTING CORPORATION
     400 SOUTH FOURTH STREET o P.O. BOX 188o ATCHISON, KANSAS 66002-0188 o
                       (913)367-2121 o FAX (913)367-2155

and 2000, and the results of operations and cash flows for each of the three years in the period ended June 30, 2001.

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance and contingent obligations. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: the results of the litigation with Deloitte, the re-audit of any financial statements, costs of closing foundries, the results of the liquidation of the Company's wholly-owned subsidiary Fonderie d'Autun, the amount of any claims made against Fonderie d'Autun's prior owner which are the subject of certain guarantees, business conditions and the state of the general economy in Europe and the US, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania
Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                          ATCHISON CASTING CORPORATION
     400 SOUTH FOURTH STREET o P.O. BOX 188o ATCHISON, KANSAS 66002-0188 o
                       (913)367-2121 o FAX (913)367-2155